UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

Spruce Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39594	81-2154263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Junipero Serra Boulevard, Suite 640 Daly City, California		94014
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 655-4168

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2021, the Board of Directors (the “Board”) of Spruce Biosciences, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Kirk Ways, M.D., Ph.D. to serve on the Board, effective immediately. Dr. Ways will serve as a Class I Director, with a term expiring at the Company's 2024 annual meeting of stockholders.  There are no arrangements or understandings between Dr. Ways and any other person pursuant to which Dr. Ways was selected as a director. In addition, there are no transactions in which Dr. Ways has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-employee director compensation policy (the “Compensation Policy”), Dr. Ways (x) will receive an annual cash retainer of $35,000 for service as a member of the Board (which will be pro-rated for calendar year 2021) and (y) will be granted on the effective date of his appointment an option to purchase 20,000 shares of the Company’s common stock, which will vest monthly over a three-year period from the date of grant.  The Compensation Policy also provides for further automatic annual option grants to purchase 10,000 shares of the Company’s common stock on the date of each annual meeting of stockholders, which will vest on the first anniversary of the date of grant, provided that such option grant will in any case be fully vested on the date of the Company’s next annual meeting of stockholders. Each of the option grants described above will vest in full in the event of a change in control (as defined in the Company’s 2020 Equity Incentive Plan) provided Dr. Ways remains in continuous service with the Company as of immediately prior to such change in control. Dr. Ways will enter into the Company’s standard form of Indemnity Agreement for directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Spruce Biosciences, Inc.

Date: June 29, 2021	By:	/s/ Richard King
Richard King
Chief Executive Officer